UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

INTERNATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

-
Texas	000-9439	74-2157138
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c ) under the Exchange Act (17 CFR 240.13e-4 (c))

Title of Each Class:	Trading Symbol (s):	Name of each exchange on which registered:
Common Stock, $1.00 par value	IBOC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 21, 2021 International Bancshares Corporation (“IBC”) issued a news release acknowledging that its subsidiary banks received top honors by Forbes Magazine according to an article published June 24, 2021, titled “The Best Banks and Credit Unions In Every State 2021.” IBC Bank in Texas was ranked #1 and IBC Bank in Oklahoma was ranked #3 in the fourth annual ranking. The financial institutions were scored on the basis of overall recommendations and satisfaction. Five sub-dimensions also included were trust, terms and conditions, branch services, digital services and financial advice, according to the report. Furthermore, of the 4,978 FDIC-insured banks in America, just 135 banks, or 2.7%, made the list.

The news release announcing the Forbes ranking, attached hereto and filed herewith as Exhibit 99, is incorporated herein by reference.

All of the information furnished in Item 8.01 of this report and the accompanying exhibits is also intended to be included under “Item 7.01 — Regulation Fair Disclosure,” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

99 – The following exhibit is being furnished with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit Number	Description

99	News Release of International Bancshares Corporation dated July 21, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION

By:	/s/ Dennis E. Nixon
DENNIS E. NIXON, President
and Chief Executive Officer

Date: July 21, 2021

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